                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

         Horace Mann Mutual Funds. (FILE NOS. 333-15881 AND 811-07917)
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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Notes:

HORACE MANN MUTUAL FUNDS

                                                              November 10, 1997

Dear Annuity Contractholder:

  We are pleased to enclose a Notice and Proxy Statement for the Joint Special Meeting of the Shareholders (the "Meeting") of the International Equity Fund and the Socially Responsible Fund (each a "Fund" and, collectively, the "Funds") of the Horace Mann Mutual Funds (the "Trust"), along with a voting instruction/proxy card.

  The Meeting is scheduled to be held at 9:00 A.M. Central Time on Monday, December 1, 1997 at the offices of the Fund, One Horace Mann Plaza, Springfield, Illinois. Please take the time to read the Proxy Statement and cast your vote, since it covers matters that are important to the Funds and to you as owner of a Horace Mann variable contract ("Contract") having an interest in the Funds. As all or part of your Contract value was allocated to the International Equity and/or the Socially Responsible Subaccounts on the record date, October 31, 1997, you are entitled to receive information and provide voting instructions to Horace Mann Life Insurance Company ("HMLIC") on issues placed before the shareholders of the Funds. You can give voting instructions to HMLIC based on the number of Fund shares in which you had an interest on the record date, as shown on the enclosed voting instruction/proxy card.

  The purpose of the Meeting is to seek your approval of a new Sub-Advisory Agreement between Horace Mann Investors, Inc. ("Investors"), the Funds' adviser and manager, and Scudder Kemper Investments, Inc. ("Scudder Kemper"). On June 26, 1997, Scudder, Stevens & Clark, Inc. ("Scudder"), the sub-adviser to the Funds, entered into a Transaction Agreement with Zurich Insurance Company, ("Zurich"), pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the Transaction Agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc., a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper. The foregoing are referred to herein as the "Transactions."

  Consummation of the Transactions would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Funds' current Sub-Advisory Agreement with Scudder. As required by the 1940 Act, the current Sub-Advisory Agreement, under its terms, would automatically terminate in the event of its assignment. In anticipation of the Transactions, a new Sub-Advisory Agreement between Investors and Scudder Kemper is being proposed for approval by shareholders of the Funds. The new Sub-Advisory Agreement for the Funds is on the same terms in all material respects as the current Sub-Advisory Agreement. The only changes are the name of the sub-adviser and the effective date.

  The Board of the Trust has voted unanimously to approve the new Sub-Advisory Agreement and to recommend its approval to shareholders. This proposal is described in more detail in the enclosed Proxy Statement.

  HMLIC will vote shares of the Trust held by the International Equity and the Socially Responsible Subaccounts according to instructions received from Contract owners having an interest in the Funds. If you do not give voting instructions to HMLIC, the shares in which you have an interest will be voted in proportion to the responses received from other Contract owners having an interest in the Fund or Funds in which you hold an interest.

HORACE MANN MUTUAL FUNDS
INTERNATIONAL EQUITY FUND
SOCIALLY RESPONSIBLE FUND
ONE HORACE MANN PLAZA
SPRINGFIELD, ILLINOIS 62715-0001
TELEPHONE: (217) 789-2500 OR (800) 999-1030

NOTICE OF JOINT SPECIAL MEETING OF SHAREHOLDERS
DECEMBER 1, 1997
AND PROXY STATEMENT

November 10, 1997

To the Shareholders:

  You are invited to attend a Joint Special Meeting (the "Meeting") of the shareholders of the International Equity Fund and the Socially Responsible Fund (each a "Fund" and, collectively, the "Funds") of the Horace Mann Mutual Funds, a Delaware Business Trust (the "Trust"). The meeting will be held at the offices of the Trust, One Horace Mann Plaza, Springfield, Illinois, on Monday, December 1, 1997 at 9:00 A.M. Central Time for the following purposes and to transact such other business, if any, as may properly come before the
Meeting:

  1. To consider approval of a new Sub-Advisory Agreement between Horace Mann Investors, Inc., the Funds' adviser and manager, and Scudder Kemper Investments, Inc.

  The Board of Trustees has fixed the close of business on October 31, 1997 as the record date for determining the shareholders of the Funds entitled to notice of and to vote at the Meeting. Shareholders are entitled to one vote for each share held. The shareholders of each Fund will vote separately on this proposal.


           PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED
                        VOTING INSTRUCTION/PROXY CARD.
              SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED.
              PLEASE MAIL YOUR VOTING INSTRUCTION/PROXY PROMPTLY.


-------------------------------------
Ann M. Caparros
Secretary

                           HORACE MANN MUTUAL FUNDS
                           International Equity Fund
                           Socially Responsible Fund
                             ONE HORACE MANN PLAZA
                       SPRINGFIELD, ILLINOIS 62715-0001

                                PROXY STATEMENT

GENERAL

  This Proxy Statement is furnished in connection with the solicitation by the Board of Trustees (the "Board") of the International Equity Fund and the Socially Responsible Fund (each a "Fund" and, collectively, the "Funds") of the Horace Mann Mutual Funds, a Delaware Business Trust (the "Trust"), of proxies to be voted at the Joint Special Meeting of Shareholders of the Funds to be held on Monday, December 1, 1997, and any and all adjournments thereof (the "Meeting"). The date of the first mailing of the Notice, Proxy Statement and the accompanying voting instruction/proxy card will be on or about November 10, 1997.

             PROPOSAL 1: APPROVAL OF A NEW SUB-ADVISORY AGREEMENT

INTRODUCTION

  Pursuant to a Management Agreement, dated March 10, 1997, with the Trust (the "Management Agreement"), Horace Mann Investors, Inc. ("Investors" or the "Manager") provides investment advisory, management and administrative services to the Trust. The Management Agreement authorizes Investors to use the services of any person Investors believes will be appropriate and helpful to it in performing its duties to the Trust under the Management Agreement. Pursuant to this authority, Investors has selected Scudder, Stevens & Clark, Inc. ("Scudder" or the "Sub-Advisor"), to provide investment advisory services to the Funds. Scudder acts as the sub-adviser to the Funds pursuant to an Investment Sub-Advisory Agreement between Investors and Scudder, dated February 28, 1997 (the "Current Sub-Advisory Agreement").

  On June 26, 1997, Scudder entered into a Transaction Agreement (the "Transaction Agreement") with Zurich Insurance Company ("Zurich") pursuant to which Scudder and Zurich have agreed to form an alliance. Under the terms of the Transaction Agreement, Zurich will acquire a majority interest in Scudder, and Zurich Kemper Investments, Inc. ("ZKI"), a Zurich subsidiary, will become part of Scudder. Scudder's name will be changed to Scudder Kemper Investments, Inc. ("Scudder Kemper"). The foregoing are referred to as the "Transactions." ZKI, a Chicago-based investment adviser and the adviser to the Kemper funds, has approximately $80 billion under management. The headquarters of Scudder Kemper will be in New York. Edmond D. Villani, Scudder's Chief Executive Officer, will continue as Chief Executive Officer of Scudder Kemper and will become a member of Zurich's Corporate Executive Board.

  Consummation of the Transactions would constitute an "assignment," as that term is defined in the Investment Company Act of 1940 (the "1940 Act"), of the Funds' Current Sub-Advisory Agreement with Scudder. As required by the 1940 Act, the Current Sub-Advisory Agreement provides for its automatic termination in the event of its assignment. In anticipation of the Transactions, a new Investment Sub-Advisory Agreement (the "New Sub-Advisory Agreement") between Investors and Scudder Kemper is being proposed for approval by shareholders of the Funds. A copy of the form of the New Sub-Advisory Agreement is attached hereto as Exhibit A. THE NEW SUB-ADVISORY AGREEMENT FOR THE FUNDS IS ON THE SAME TERMS IN ALL MATERIAL RESPECTS AS THE CURRENT SUB-ADVISORY AGREEMENT. The material terms of the Current Sub-Advisory Agreement are described under "Description of the Current Sub-Advisory Agreement" below.

  Proposal 1 requires the affirmative vote of a "majority of the outstanding voting securities" of each of the Funds. The term "majority of the outstanding voting securities," as defined in the 1940 Act, and as used in this proxy statement, means: the lesser of (1) 67% of the voting securities of each Fund present at the Meeting if more than 50% of the outstanding shares of each Fund are present in person or by proxy, or (2) more than 50% of the outstanding shares of each Fund. The shareholders of each Fund will vote separately on this proposal.

BOARD OF TRUSTEES RECOMMENDATION

  On August 7, 1997, the Board, including Trustees who are not parties to such agreement or "interested persons" (as defined under the 1940 Act) ("Non-interested Trustees") or any such party, voted unanimously to approve the New Sub-Advisory Agreement and to recommend its approval to shareholders.

  For information about the Board's deliberations and the reasons for its recommendations, please see "Board of Trustees Evaluation" below.

  THE BOARD OF THE TRUST RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT.

BOARD OF TRUSTEES EVALUATION

  On August 7, 1997, the Board convened in person to consider the Transactions contemplated by the Transaction Agreement between Scudder and Zurich and the advisability of the New Sub-Advisory Agreement with Scudder Kemper. Scudder representatives described Scudder's objectives in entering into the Transaction Agreement and indicated their expectations for the Transactions' effects on Scudder and the Funds. Scudder furnished the Board additional information regarding the proposed Transactions, including information regarding the terms of the proposed Transactions, the new Scudder Kemper organization, the future plans of the parties, and information regarding the Zurich and ZKI organizations. In reviewing the terms of the New Sub-Advisory Agreement, the Board was advised by the Trust's independent counsel.

  At the meeting, Scudder advised the Board that they did not expect that the proposed Transactions would have a material effect on the operations of the Funds or their respective shareholders. Scudder informed the Trustees that, although they expect that various portions of the ZKI organization would be combined with Scudder's operations, the senior executives of Scudder overseeing those operations will remain largely unchanged. It was also noted that the senior investment and administrative personnel providing services to the Funds were not expected to change as a result of the Transactions. In their discussions with the Board, Scudder representatives emphasized the strengths of the Zurich organization and their commitment to provide the new Scudder Kemper organization with the resources necessary to continue to provide high quality services to the Funds and the other investment advisory clients of the new Scudder Kemper organization.

  The Board was advised that, under the Transaction Agreement, Scudder will use its commercially reasonable efforts to ensure the satisfaction of the conditions set forth in Section 15(f) of the 1940 Act. Section 15(f) provides a non-exclusive safe harbor for an investment adviser to an investment company or any of the investment adviser's affiliated persons (as defined under the 1940
Act) to receive any amount or benefit in connection with a change in control of the investment adviser so long as two conditions are met. First, for a period of three years after the transaction, at least 75% of the board members of the investment company must not be "interested persons" of such investment adviser or its successor. The Board is currently in compliance with this provision of
Section 15(f). Second, an "unfair burden" must not be imposed upon the investment company as a result of such transaction or any express or implied terms, conditions or understandings applicable thereto. The term "unfair burden" is defined in Section 15(f) to include any arrangement during the two-year period after the transaction whereby the investment adviser, or any interested person of any such adviser, receives or is entitled to receive any compensation, directly or indirectly, from the investment company or its shareholders (other than fees for bona fide investment advisory or other services) or from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company (other than bona fide ordinary compensation as principal underwriter for such investment company). No such compensation agreements are contemplated in connection with the Transactions. Scudder has undertaken to pay the costs of preparing and distributing proxy materials to, and of holding the meeting of, the Funds' shareholders as well as other fees and expenses in connection with the Transactions, including the reasonable fees and expenses of legal counsel to the Trust.

  In evaluating the Transactions and their effect on the Funds, the Board considered (i) the assurances of Scudder that the alliance should not affect Scudder's ability to deliver the level of services currently provided to the Funds and their respective shareholders and to fulfill its obligations under the New Sub-Advisory Agreement consistent with current practices, (ii) the undertaking by Scudder that no unfair burden would be imposed upon the Funds as a result of the Transactions, and (iii) that the New Sub-Advisory Agreement for the Funds, including the terms relating to the services to be provided to, and the fees and expenses payable by, the Funds, is on the same terms in all material respects as the Current Sub-Advisory Agreement. The Board also considered that the New Sub-Advisory Agreement would not have an initial term extending beyond that of the Current Sub-Advisory Agreement. The Board noted that, in previously approving the Current Sub-Advisory Agreement, the Board, including the Non-interested Trustees, had considered a number of other factors. Among such factors were the projected profitability of the Current Sub-Advisory Agreement to the Sub-adviser, the extent to which economies of scale are to be shared with the Funds under the Current Sub-Advisory Agreement, the nature and quality of services to be rendered to the Funds by the Sub-adviser pursuant to the Current Sub-Advisory Agreement (including the experience and research capabilities of the Sub-adviser in international equity and socially responsible investing), and the prevailing level of advisory fees in the investment industry.

INFORMATION CONCERNING THE TRANSACTIONS AND ZURICH

  Under the Transaction Agreement, Zurich will pay $866.7 million in cash to acquire two-thirds of Scudder's outstanding shares and will contribute ZKI to Scudder for additional shares, following which Zurich will have a 79.1% fully diluted equity interest in the combined business. Zurich will then transfer a 9.6% fully diluted equity interest in Scudder Kemper to a defined contribution plan for the benefit of Scudder and ZKI employees, as well as cash and warrants on Zurich shares for award to Scudder employees, in each case subject to five-year vesting schedules. After giving effect to the Transactions, current Scudder stockholders will have a 29.6% fully diluted equity interest in Scudder Kemper, and Zurich will have a 69.5% fully diluted interest in Scudder Kemper. Scudder's name will be changed to Scudder Kemper Investments, Inc.

  The purchase price for Scudder or for ZKI in the Transactions is subject to adjustment based on the impact to revenues of non-consenting clients, and will be reduced if the annualized investment management fee revenues (excluding the effect of market changes, but taking into account new assets under management) from clients at the time of closing, as a percentage of such revenues as of June 30, 1997 (the "Revenue Run Rate Percentage"), is less than 90%.

  At the closing, Zurich and the other stockholders of Scudder Kemper will enter into a Second Amended and Restated Security Holders Agreement (the "New SHA"). Under the New SHA, Scudder stockholders will be entitled to designate three of the seven members of the Scudder Kemper board and two of the four members of an Executive Committee, which will be the primary management-level committee of Scudder Kemper. Zurich will be entitled to designate the other four members of the Scudder Kemper board and the other two members of the Executive Committee.

  The names, addresses and principal occupations of the initial Scudder-designated directors of Scudder Kemper are as follows: Lynn S. Birdsong, 345 Park Avenue, New York, New York, Managing Director of Scudder; Cornelia M. Small, 345 Park Avenue, New York, New York, Managing Director of Scudder; and Edmond D. Villani, 345 Park Avenue, New York, New York, President, Chief Executive Officer and Managing Director of Scudder.

  The names, addresses and principal occupations of the initial Zurich-designated directors of Scudder Kemper are as follows: Lawrence W. Cheng, Mythenquai 2, Zurich, Switzerland, Chief Investment Officer for Investments and Institutional Asset Management and the corporate functions of Securities and Real Estate for Zurich; Steven M. Gluckstern, Mythenquai 2, Zurich, Switzerland, responsible for Reinsurance, Structured Finance, Capital Market Products and Strategic Investments, and a member of the Corporate Executive Board of Zurich; Rolf Hueppi, Mythenquai 2, Zurich, Switzerland, Chairman of the Board and Chief Executive Officer of Zurich; and Markus Rohrbasser, Mythenquai 2, Zurich, Switzerland, Chief Financial Officer and member of the Corporate Executive Board of Zurich.

  The initial Scudder-designated Executive Committee members of Scudder Kemper will be Messrs. Birdsong and Villani (Chairman). The initial Zurich-designated Executive Committee members will be Messrs. Cheng and Rohrbasser.

  The New SHA requires the approval of a majority of the Scudder-designated directors for certain decisions, including changing the name of Scudder Kemper, effecting a public offering before

April 15, 2005, causing Scudder Kemper to engage substantially in non-investment management and related business, making material acquisitions or divestitures, making material changes in Scudder Kemper's capital structure, dissolving or liquidating Scudder Kemper, or entering into certain affiliated transactions with Zurich. The New SHA also provides for various put and call rights with respect to Scudder Kemper stock held by current Scudder employees, limitations on Zurich's ability to purchase other asset management companies outside of Scudder Kemper, rights of Zurich to repurchase Scudder Kemper stock upon termination of employment of Scudder Kemper personnel, and registration rights for stock held by continuing Scudder stockholders.

  The Transactions are subject to a number of conditions, including approval by Scudder stockholders; the Revenue Run Rate Percentages of Scudder and ZKI each being at least 75%; Scudder and ZKI having obtained director and stockholder approvals from U.S.-registered funds representing at least 90% of assets of such funds under management as of June 30, 1997; the absence of any restraining order or injunction preventing the Transactions, or any litigation challenging the Transactions that is reasonably likely to result in an injunction or invalidation of the Transactions; and the continued accuracy of the representations and warranties contained in the Transaction Agreement. The Transactions are expected to close during the fourth quarter of 1997.

  Founded in 1872, Zurich is a multinational, public corporation organized under the laws of Switzerland. Its home office is located at Mythenquai 2, 8002 Zurich, Switzerland. Historically, Zurich's earnings have resulted from its operations as an insurer as well as from its ownership of its subsidiaries and affiliated companies (the "Zurich Insurance Group"). Zurich and the Zurich Insurance Group provide an extensive range of insurance products and services, and have branch offices and subsidiaries in more than 40 countries throughout the world. The Zurich Insurance Group is particularly strong in the insurance of international companies and organizations. Over the past few years, Zurich's global presence, particularly in the United States, has been strengthened by means of selective acquisitions.

  The information set forth in this Proxy Statement and the accompanying materials concerning the Transactions, Scudder Kemper, Scudder and Zurich has been provided to the Funds by Scudder.

DESCRIPTION OF THE CURRENT SUB-ADVISORY AGREEMENT

  Under the Current Sub-Advisory Agreement, Scudder provides the Funds with a continuous investment program. The Current Sub-Advisory Agreement provides that the Sub-adviser, subject to the control of the Manager and the Board, provides research and management with respect to all securities, investments, cash and cash equivalents in the portfolio of the Funds. The Sub-adviser also determines, from time to time, what securities and other investments will be purchased, retained or sold by the Funds in accordance with the investment criteria and policies of the Funds.

  In return for the services provided by the Sub-adviser under the Current Sub-Advisory Agreement, the Sub-adviser is entitled to receive monthly fees from the Manager computed at an annual rate based on the average daily net assets of each Fund. For the International Equity Fund, these fees are equal to .525% on the first $40 million, .375% on the next $60 million, and .3375% on all assets over $100 million. For the Socially Responsible Fund, these fees equal .55% on the first $20 million, .45% on the next $20 million, .30% on the next $60 million, and .275% on all assets over $100 million. For its services to the Funds, the Manager receives a fee that is computed daily and paid monthly based on a percentage of each Fund's daily net assets equal to 1.1% for the International Equity Fund and .95% for the Socially
Responsible Fund. For the first year of the Funds' operations, however, the Manager is voluntarily reducing its fee by .40% and is voluntarily reimbursing each Fund for all ordinary operating expenses other than Trustees' fees.

  The Current Sub-Advisory Agreement may be terminated on 60 days' written notice, without penalty, by a majority vote of the Board, by the Manager or by the Sub-adviser, and automatically terminates in the event of its assignment or in the event that the Management Agreement is terminated.

  The Current Sub-Advisory Agreement provides that the Sub-adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with the performance of the Current Sub-Advisory Agreement, except that the Sub-adviser is liable to the Funds for any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under the Current Sub-Advisory Agreement.

  Scudder has acted as the Sub-adviser for the Funds since their inception. The Current Sub-Advisory Agreement is dated February 28, 1997, and was last approved by the Board on December 20, 1996 and by the initial shareholder of the Funds on December 21, 1996 and continues until November 30, 1998.

THE NEW SUB-ADVISORY AGREEMENT

  The New Sub-Advisory Agreement for the Funds will be dated as of the date of the consummation of the Transactions, which is expected to occur in the fourth quarter of 1997, but in no event later than February 28, 1998. The New Sub-Advisory Agreement will be in effect until November 30, 1998 and may continue thereafter from year to year only if specifically approved at least annually by the vote of a "majority of the outstanding voting securities" of each of the Funds, or by the Board and, in either event, the vote of a majority of the Non-interested Trustees, cast in person at a meeting called for such purpose. In the event that shareholders of either of the Funds do not approve the New Sub-Advisory Agreement, the Current Sub-Advisory Agreement will remain in effect until the closing of the Transactions, at which time it would terminate. In such event, the Board will take such action as it deems to be in the best interest of the affected Fund and its shareholders. In the event the Transactions are not consummated, Scudder will continue to provide services to the Funds in accordance with the terms of the Current Sub-Advisory Agreement for such period as may be approved at least annually by the Board, including a majority of the Non-interested Trustees.

DIFFERENCES BETWEEN THE CURRENT AND NEW SUB-ADVISORY AGREEMENTS

  The New Sub-Advisory Agreement is the same as the Current Sub-Advisory Agreement in all material respects. The only changes that have been made are to change the name of the Sub-adviser under the New Sub-Advisory Agreement to Scudder Kemper Investments, Inc. and to modify the effective date.

SUB-ADVISER

  Scudder is one of the most experienced investment counsel firms in the United States. It was established in 1919 as a partnership and was restructured as a Delaware corporation in 1985. The principal source of Scudder's income is professional fees received from providing continuing investment advice. Scudder provides investment counsel for other investment companies as well as for many individuals and institutions, including insurance companies, endowments, industrial corporations and financial and banking organizations.

  Scudder is a Delaware corporation. Daniel Pierce* is the Chairman of the Board of Scudder, Edmond D. Villani# is President and Chief Executive Officer of Scudder, Stephen R. Beckwith#, Lynn S. Birdsong#, Nicholas Bratt#, E. Michael Brown*, Mark S. Casady*, Linda C. Coughlin*, Margaret D. Haedzima*, Jerard K. Hartman#, Richard A. Holt@, John T. Packard+, Kathryn L. Quirk#, Cornelia M. Small#, and Stephen A. Wohler* are the other members of the Board of Directors of Scudder (see footnote for symbol key). The principal occupation of each of the above named individuals is serving as a Managing Director of Scudder.

  All of the outstanding voting and nonvoting securities of Scudder are held of record by Stephen R. Beckwith, Juris Padegs#, Daniel Pierce, and Edmond D. Villani in their capacity as the representatives of the beneficial owners of such securities (the "Representatives"), pursuant to a Security Holders' Agreement among Scudder, the beneficial owners of securities of Scudder and such Representatives. Pursuant to the Security Holders' Agreement, the Representatives have the right to reallocate shares among the beneficial owners from time to time. Such reallocations will be at net book value in cash transactions. All Managing Directors of Scudder own voting and nonvoting stock and all Principals of Scudder own nonvoting stock.

  Directors, officers and employees of Scudder from time to time may enter into transactions with various banks, including the Funds' custodian bank. It is Scudder's opinion that the terms and conditions of those transactions will not be influenced by existing or potential custodial or other fund relationships.

  Exhibit B sets forth the fees and other information relating to other investment companies with investment objectives similar to those of the Funds and advised by Scudder.

BROKERAGE COMMISSIONS ON PORTFOLIO TRANSACTIONS

  To the maximum extent feasible, Scudder places orders for portfolio transactions through Scudder Investor Services, Inc., Two International Place, Boston, Massachusetts 02110 (a corporation registered as a broker/dealer and a subsidiary of Scudder), which in turn places orders on behalf of the Funds with issuers, underwriters or other brokers and dealers. Scudder Investor Services, Inc. receives no commissions, fees or other remuneration from the Funds for this service.
---------
*  Two International Place, Boston, Massachusetts
#  345 Park Avenue, New York, New York
+  101 California Street, San Francisco, California
@  Two Prudential Plaza, 180 North Stetson, Suite 5400, Chicago, Illinois

In selecting brokers and dealers with which to place portfolio transactions for the Funds, Scudder will not consider sales of shares of funds advised by Scudder and ZKI, although it may place such transactions with brokers and dealers that sell shares of funds advised by Scudder and ZKI. Allocation of portfolio transactions is supervised by Scudder.

GENERAL

  The cost of preparing, printing and mailing the enclosed voting instruction/proxy, accompanying notice and proxy statement and all other costs incurred in connection with the solicitation of voting instructions/proxies, including any additional solicitation made by letter, telephone or telegraph, will be paid by Scudder. In addition to solicitation by mail, certain officers and representatives of the Funds, officers, employees or agents of Scudder, Investors and HMLIC and certain financial service firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally.

  Should shareholders require additional information regarding the voting instruction/proxy or replacement voting instruction/proxy cards, they may contact HMLIC toll-free at 1-800-999-1030. Any voting instruction/proxy given by a shareholder is revocable as described above.

  THE TRUST PROVIDES PERIODIC REPORTS TO ALL OF ITS SHAREHOLDERS THAT HIGHLIGHT RELEVANT INFORMATION INCLUDING INVESTMENT RESULTS. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE MOST RECENT SEMI-ANNUAL REPORT FOR THE FUNDS WITHOUT CHARGE BY CALLING 1-800-999-1030 OR BY WRITING THE FUNDS, C/O HORACE MANN MUTUAL FUNDS, P.O. BOX 4657, SPRINGFIELD, ILLINOIS 62708-4657.

VOTING INFORMATION

  Voting instructions/proxies are being solicited by the Board for use at the Meeting. The shares of the Funds are offered as an investment medium for variable annuity contracts offered by HMLIC. For contract owners having account values invested in the Funds, the Separate Account is the owner of the shares, but is soliciting voting instructions from contract owners as to how such shares should be voted. All properly executed voting instructions/proxies received in time for the Meeting will be voted by HMLIC as specified in the voting instruction/proxy or, if no specification is made, in favor of the proposal referred to in the proxy statement. Consistent with interpretations of voting requirements by the staff of the Securities and Exchange Commission, HMLIC will offer to shareholders the opportunity to instruct HMLIC as to how it should vote shares held by it and the Separate Account on the items to be considered at the Meeting in proportion to the timely voting instructions it receives from contract owners. Voting instructions/proxies may be revoked at any time by (a) submitting a subsequently dated voting instruction/proxy or (b) by revoking in person at the time of the Meeting. Only a shareholder may execute or revoke a proxy. Therefore, a contract owner who has given voting instructions may revoke them only through HMLIC.

  The presence at the Meeting, in person or by proxy, of the holders of one-third of the interests of the Trust shall constitute a quorum for the transaction of business. If a quorum is present, the affirmative vote by the holders of 50% or more of the interests present, in person or by proxy, is sufficient for shareholder action, unless the Investment Company Act of 1940, other applicable law, or the Trust's organizational documents require a greater number of affirmative votes. In the event that the necessary quorum to transact business or the vote required to approve or reject the proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law, to permit further solicitation of proxies. The affirmative vote of the holders of less than 50% of the interests present, in person or by proxy, will be sufficient for such adjournment. The persons named as proxies will vote in favor of such adjournment if they determine that such adjournment and additional solicitation is reasonable and in the best interest of each Fund's shareholders.

  The Board of the Trust has fixed the close of business on October 31, 1997 as the record date for determination of shareholders entitled to notice of and to
vote at the Meeting. As of             , 1997, the International Equity Fund
had               shares issued and outstanding and the Socially Responsible
Fund had                  shares issued and outstanding.

[As of             , 1997, the trustees and officers of the Trust did not
beneficially own any shares of the Funds.] The following table sets forth the
holdings of the shares of the Funds as of              , 1997, of each person
known to own, control, or hold with power to vote 5 percent or more of each Fund's outstanding voting securities:

                                                              SHARES % OF SHARES
                            NAME                              OWNED  OUTSTANDING
                            ----                              ------ -----------
INTERNATIONAL EQUITY FUND
  Horace Mann Life Insurance Company Separate Account........
  Horace Mann Life Insurance Company (depositor).............
SOCIALLY RESPONSIBLE FUND
  Horace Mann Life Insurance Company Separate Account........
  Horace Mann Life Insurance Company (depositor).............

  HMLIC is located at One Horace Mann Plaza, Springfield, Illinois 62715-0001. Investors, the Funds' adviser, manager and distributor, is located at the same address. Scudder, the Funds' sub-adviser, is located at 345 Park Avenue, New York, New York, 10154.

PROPOSALS OF SHAREHOLDERS

  As a Delaware business trust, the Trust Fund is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next special shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation for a special shareholder meeting must be received by the Trust no later than four months prior to the date when the proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

  The Board is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the voting instruction/proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment of the best interests of shareholders.

  PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED VOTING INSTRUCTIONS/PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Trustees

----------------------------------------
Ann M. Caparros
Secretary

                                                                      EXHIBIT A

                       INVESTMENT SUB-ADVISORY AGREEMENT

  This Agreement (Agreement) made this         day of             , 1997 by
and between Horace Mann Investors Inc., a registered investment adviser (Adviser) and Scudder Kemper Investments, Inc., [a Delaware corporation] and registered investment adviser (Sub-Adviser).

  WHEREAS Adviser is the investment adviser and business manager for the Horace Mann Mutual Funds (the Funds), an open-end diversified, management investment company registered under the Investment Company Act of 1940, as amended (1940 Act), currently consisting of three separate series or portfolios including the Horace Mann Socially Responsible Fund, the Horace Mann International Equity Fund, and the Horace Mann Small-Cap Growth Fund;

  WHEREAS Adviser desires to retain the Sub-adviser to furnish investment advisory services for the Horace Mann Socially Responsible Fund and the Horace Mann International Equity Fund (the Fund Portfolios), upon the terms and conditions set forth;

  NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

  1. Appointment. Adviser hereby appoints Sub-Adviser to provide certain sub-investment advisory services to the Fund Portfolios for the period and on the terms set forth in this Agreement. Sub-Adviser accepts such appointment and agrees to furnish the services set forth for the compensation herein provided. Sub-Adviser represents that it is registered as an Investment Adviser under federal laws and any applicable state laws.

  2. Sub-Adviser Services. Subject always to the supervision of the Fund's Board of Trustees and the Adviser, Sub-Adviser will furnish an investment program in respect of, and make investment decisions for, all assets of the Fund Portfolios and place all orders for the purchase and sale of securities, all on behalf of the Fund Portfolios. In the performance of its duties, Sub-Adviser will satisfy its fiduciary duties to the Fund and Fund Portfolios and will monitor the Fund Portfolios' investments, and will comply with the provisions of the Fund's Declaration of Trust and By-laws, as amended from time to time, and the stated investment objectives, policies and restrictions of the Fund Portfolios as set forth in the prospectus and Statement of Additional Information for the Fund Portfolios, as amended from time to time, as well as any other objectives, policies or limitations provided by the Adviser from time to time.

  Sub-Adviser will provide reports at least quarterly to the Board of Trustees and to Adviser. Sub-Adviser will make its officers and employees available to Adviser and the Board of Trustees from time to time at reasonable times to review investment policies of the Fund Portfolios and to consult with Adviser regarding the Investment affairs of the Fund Portfolios.

  Sub-Adviser agrees that it:

    (a) will use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;

    (b) will conform with all applicable Rules and Regulations of the Securities and Exchange Commission in all material respects and in addition will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to its investment advisory activities, including all requirements necessary for the Fund Portfolios to comply with subchapter M and section 817(h) of the Internal Revenue Code;

    (c) is authorized to and will select the brokers or dealers that will execute the purchases and sales of portfolio securities for the Fund Portfolios and is directed to use its best efforts to obtain best execution, which includes most favorable net results and execution of the Fund Portfolios' orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the Transaction and research or other services provided. It is understood that the Sub-Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Fund or in respect of any Fund Portfolio, or be in breach of any obligation owing to the Fund or in respect of any Fund Portfolio under this Agreement, or otherwise, solely by reason of its having caused the Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction of the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Sub-Adviser determined in good faith that the commission paid was reasonable in relation to the brokerage and research services provided by such member, broker, or dealer, viewed in terms of that particular transaction or the Sub-Adviser's overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion. Some securities considered for investment by the Fund Portfolios may also be appropriate for other funds and/or clients served by the Sub-Adviser. To assure fair treatment of the Fund Portfolios and all clients of the Sub-Adviser in situations in which two or more clients' accounts participate simultaneously in a buy or sell program involving the same security, such transactions will be allocated among the Fund Portfolios and clients in a manner deemed equitable by the Sub-Adviser;

    (d) will report regularly to Adviser and to the Board of Trustees and will make appropriate persons available for the purpose of reviewing with representatives of Adviser and the Board of Trustees on a regular basis at reasonable times the management of the Fund Portfolios, including without limitation, review of the general investment strategies of the Fund Portfolios, the performance of the Fund Portfolios in relation to standard industry indices, interest rate considerations and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by Adviser;

    (e) will prepare such books and records with respect to the Fund Portfolios' securities transactions as requested by the Adviser and will furnish Adviser and Fund's Board of Trustees such periodic and special reports as the Board or Adviser may reasonably request;

    (f) will act upon reasonable instructions from Adviser which, in the reasonable determination of Sub-Adviser, are not inconsistent with Sub-Adviser's fiduciary duties under his Agreement;

  3. Expense. During the terms of this Agreement, Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commission, if any), purchased for the Fund Portfolios.

  4. Compensation. For the services provided and the expenses assumed under this Agreement for each Fund Portfolio, Adviser will pay Sub-Adviser, and Sub-Adviser agrees to accept as full compensation therefor, at the end of each calendar month a Sub-Advisory fee computed at the annual rate set forth in Exhibit 1-Fee Schedule, applied to the average daily net assets of the Fund Portfolio during that calendar month.

  5. Services to Others. Adviser understands and has advised Fund's Board of Trustees, that Sub-Adviser acts as an investment adviser or sub-investment adviser to other investment companies and other advisory clients.

  6. Limitation of Liability. Neither the Sub-Adviser nor any of its directors, officers, stockholders, agents or employees shall have any liability to the Adviser, the Fund or any shareholder of the Fund for any error of judgment, mistake of law, or any loss arising out of any investment, or for any other act or omission in the performance by the Sub-Adviser of its duties hereunder except of liability resulting from willful misfeasance, bad faith, or negligence on Sub-Adviser's part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

  7. Term, Termination, Amendment. This Agreement shall become effective with
respect to the Fund Portfolios on                 , provided that it has been
approved by a vote of a majority of the outstanding voting securities of each Fund Portfolio in accordance with the requirement of the 1940 Act and shall remain in full force until November 30, 1998, unless sooner terminated as hereinafter provided. This Agreement shall continue in force from year to year thereafter with respect to each Fund Portfolio, but only as long as such continuance is specifically approved for each Fund Portfolio at least annually in the manner required by the 1940 Act and the rules and regulations thereunder, provided, however, that if the continuation of this Agreement is not approved for a Fund Portfolio, the Sub-Adviser may continue to serve in such capacity for such Fund Portfolio in the manner and to the extent permitted by the 1940 Act and the rules and regulations thereunder.

  This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Adviser or by the Sub-Adviser on sixty days' written notice to the other party. This Agreement may also be terminated by the Fund with respect to any Fund Portfolio by action of the Board of Trustees or by a vote of a majority of the outstanding voting securities of such Fund Portfolio on sixty days written notice to Sub-Adviser by the Fund.

  This Agreement may be terminated with respect to any Fund Portfolio at any time without the payment of any penalty by the Adviser, the Board of Trustees or by a vote of majority of the outstanding voting securities of such Fund Portfolio in the event the Sub-Adviser or any officer or director of the Sub-Adviser has taken any action which results in a material breach of the covenants of the Sub-Adviser under this Agreement.

  Termination of this Agreement shall not affect the right of the Sub-Adviser to receive payments on any unpaid balance of the compensation described in
Section 4 earned prior to such termination.

  This Agreement shall automatically terminate with respect to a Fund Portfolio in the event the Investment Management Agreement between Adviser and that Fund Portfolio is terminated, assigned or not renewed.

  8. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

  9. Limitations on Liability. All parties are expressly put on notice of the Fund's Agreement and Declaration of Trust and all amendments thereto, all of which are on file with the Secretary of the State of Delaware, and the limitation of shareholder and trustee liability contained therein. The obligations of the Fund entered in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually but only in such capacities and are not binding upon any of the Trustees, officers, or shareholders of the Fund individually but are binding upon only the assets and property of the Fund, and persons dealing with the Fund must look solely to the assets of the Fund and those assets belonging to the subject Fund Portfolio for the enforcement of any claims.

  10. Adviser Responsibility. Adviser will provide Sub-Adviser with copies of the Fund's Declaration of Trust, By-laws, prospectus, and Statement of Additional Information and any amendment thereto, and any objectives, policies or limitations not appearing therein as they may be relevant to Sub-Adviser's performance under this Agreement.

  11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction of effect. If any provision of this Agreement is held or made invalid by a court decision, statue, rule or otherwise, the remainder of this Agreement will not be affected thereby. This Agreement will be binding upon and shall inure to the benefit of the parties and their respective successors.

  12. Applicable Law. This Agreement shall be construed in accordance with applicable federal law and (except as to Section 10 above which will be construed in accordance with Delaware law) the laws of the state of Illinois.

  The Adviser and the Sub-Adviser have caused this Agreement to be executed as of the date and year first above written.

Horace Mann Investors, Inc.               SCUDDER KEMPER INVESTMENTS, INC.


By: _________________________________     By: _________________________________


Title: ______________________________     Title: ______________________________


By: _________________________________     By: _________________________________


Title: ______________________________     Title: ______________________________

EXHIBIT 1

             SUB-ADVISORY FEE SCHEDULE FOR HORACE MANN MUTUAL FUNDS

INTERNATIONAL EQUITY FUND

  DURING THE FIRST 6 MONTHS
  .35% on the First $40,000,000
  .25% on the Next $60,000,000
  .225% on all assets over $100,000,000

  DURING THE SECOND 6 MONTHS
  .525% on First $40,000,000
  .375% on Next $60,000,000
  .3375% on all assets over $100,000,000

  THEREAFTER
  .70% on the First $40,000,000
  .50% on the Next $60,000,000
  .45% on all assets over $100,000,000

  There is no minimum annual fee.

SOCIALLY RESPONSIBLE FUND
  .55% on the First $20,000,000
  .45% on the Next $20,000,000
  .30% on the Next $60,000,000
  .275% on all assets over $100,000,000

  There is no minimum annual fee.

  The above fee schedule shall remain in effect for two years from March 3, 1997 and after such time fees will be subject to renegotiation.

                                                                      EXHIBIT B

                        COMPARABLE INVESTMENT COMPANIES
                          ADVISED BY THE SUB-ADVISER

  As of          , 1997 the Sub-Adviser or an affiliate managed in excess of
$115 billion in assets for individuals, funds and other organizations. The following are open- and closed-end funds with investment objectives similar to the Funds, for whom the Sub-Adviser provided advisory services:

                                      TOTAL NET
                                       ASSETS
                                       AS OF              ADVISORY COMPENSATION
                                          , 1997     ON AN ANNUAL BASIS BASED ON THE
      NAME                          (000 OMITTED)   VALUE OF AVERAGE DAILY NET ASSETS
      ----                          -------------   ---------------------------------



                                                        PRELIMINARY PROXY FILING
VOTING INSTRUCTION/PROXY

                            HORACE MANN MUTUAL FUNDS

                           SOCIALLY RESPONSIBLE FUND
                    SHAREHOLDER MEETING OF DECEMBER 1, 1997
 THIS VOTING INSTRUCTION/PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

  The undersigned hereby appoints George J. Zock and A.L. Gallop, individually or jointly, proxies, each with the power of substitution, to vote all Fund shares of the undersigned at the Joint Special Meeting of Shareholders, to be held at One Horace Mann Plaza, Springfield, IL on December 1, 1997 at 9:00 a.m. CT, or at any adjournment thereof, upon the proposal set forth in the Voting Instruction/Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                     SEE REVERSE
                                                                         SIDE
--------------------------------------------------------------------------------

    PLEASE MARK YOUR  [                                                    [
[X] VOTES AS IN THIS
    EXAMPLE.

                                                             FOR    AGAINST    ABSTAIN
1. Approval of Sub-Advisory Agreement between Horace Mann
   Investors, Inc. and Scudder Kemper Investments, Inc.      [_]      [_]        [_]

SIGNATURE(S) __________________________________________________DATE _____________________

PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THIS VOTING INSTRUCTION/PROXY CARD USING THE ENCLOSED ENVELOPE.

IF NO CONTRARY SPECIFICATION IS MADE, THIS VOTING INSTRUCTION/PROXY WILL BE VOTED FOR THE PROPOSAL.

NOTE: When shares are held by joint tenants, both must sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the voting instruction/proxy.

                                                        PRELIMINARY PROXY FILING
VOTING INSTRUCTION/PROXY

                            HORACE MANN MUTUAL FUNDS

                           INTERNATIONAL EQUITY FUND
                    SHAREHOLDER MEETING OF DECEMBER 1, 1997
 THIS VOTING INSTRUCTION/PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

  The undersigned hereby appoints George J. Zock and A.L. Gallop, individually or jointly, proxies, each with the power of substitution, to vote all Fund shares of the undersigned at the Joint Special Meeting of Shareholders, to be held at One Horace Mann Plaza, Springfield, IL on December 1, 1997 at 9:00 a.m. CT, or at any adjournment thereof, upon the proposal set forth in the Voting Instruction/Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

                         (TO BE SIGNED ON REVERSE SIDE)


                                                                     SEE REVERSE
                                                                         SIDE

--------------------------------------------------------------------------------


    PLEASE MARK YOUR [                                                     [
[X] VOTES AS IN THIS
    EXAMPLE.

                                                              FOR    AGAINST   ABSTAIN
1. Approval of Sub-Advisory Agreement between Horace Mann
   Investors, Inc. and Scudder Kemper Investments, Inc.       [_]      [_]       [_]

SIGNATURE(S) _______________________________________________DATE ______________


PLEASE MARK, DATE, SIGN AND PROMPTLY RETURN THIS VOTING INSTRUCTION/PROXY CARD USING THE ENCLOSED ENVELOPE.

IF NO CONTRARY SPECIFICATION IS MADE, THIS VOTING INSTRUCTION/PROXY WILL BE VOTED FOR THE PROPOSAL.

NOTE: When shares are held by joint tenants, both must sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the voting instruction/proxy.